REVISED SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th  day of August, 2007, by and among Allianz Variable Insurance Products Trust, Allianz Life Insurance Company of New York, and Allianz Life Financial Services, LLC.

Funds available under the contracts
AZL AIM International Equity Fund
AZL BlackRock Capital Appreciation Fund
AZL Columbia Mid Cap Value Fund
AZL Columbia Small Cap Value Fund
AZL Davis NY Venture Fund
AZL Dreyfus Equity Growth Fund
AZL Eaton Vance Large Cap Value Fund
AZL Enhanced Bond Index Fund
AZL Franklin Small Cap Value Fund
AZL Franklin Templeton Founding Strategy Plus Fund
AZL Gateway Fund
AZL International Index Fund
AZL JPMorgan U.S. Equity Fund
AZL MFS Investors Trust Fund

AZL Mid Cap Index Fund
AZL Money Market Fund
AZL NACM International Growth Fund
AZL NFJ International Value Fund
AZL OCC Growth Fund
AZL OCC Opportunity Fund
AZL Russell 1000 Growth Index Fund
AZL Russell 1000 Value Index Fund
AZL S&P 500 Index Fund
AZL Schroder Emerging Markets Equity Fund
AZL Small Cap Stock Index Fund
AZL Turner Quantitative Small Cap Growth Fund
AZL Van Kampen Equity and Income Fund
AZL Van Kampen Global Real Estate Fund
AZL Van Kampen Growth and Income Fund
AZL Van Kampen International Equity Fund
AZL Van Kampen Mid Cap Growth Fund

Separate Account Utilizing the Funds
Allianz Life of NY Variable Account C

Contracts Funded by the Separate Account
Allianz Advantage New York
Allianz Charter II New York
Allianz High Five New York
Allianz Opportunity New York
Allianz Retirement Pro
Allianz Vision New York
Valuemark II
Valuemark IV

Acknowledged:

Allianz Variable Insurance Products Trust                                Allianz Life Insurance Company of New York

By:    /s/ Jeffrey Kletti                                                                     By:  /s/ Jeffrey Kletti
Name:  Jeffrey Kletti                                                                        Name:  Jeffrey Kletti
Title:  President                                                                                Title:  Vice President, Investment Management

Allianz Life Financial Services, LLC

By:    /s/ Jeffrey Kletti
Name:  Jeffrey Kletti
Title:  Senior Vice President

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Effective Date:  04/29/2010